Exhibit 5.1
November 10, 2010
AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
Re:	AMB Property Corporation, a Maryland corporation (the “Company”) — Issuance and sale of up to $175,000,000 aggregate principal amount of the 4.00% Notes due 2018 (the “Debt Securities”) of AMB Property, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), together with the Guarantee (as defined herein) of the Debt Securities by the Company, pursuant to a Registration Statement on Form S-3 (Registration No. 333-161347) filed with the United States Securities and Exchange Commission (the “Commission”), as amended to date (the “Registration Statement”)
Ladies and Gentlemen:
     We have acted as Maryland corporate counsel to the Company in connection with the registration of the Debt Securities and the Guarantee under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement filed by the Company and the Operating Partnership with the Commission on or about August 14, 2009. You have requested our opinion with respect to the matters set forth below.
     In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     (i) the corporate charter of the Company (the “Charter”), represented by Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the “Department”) on November 24, 1997 (the “Articles of Incorporation”), Articles Supplementary filed with the Department on July 23, 1998 (the “July 1998 Articles Supplementary”), Articles Supplementary filed with the Department on November 12, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 18, 1999, correcting the July 1998 Articles Supplementary, Articles Supplementary filed with the Department on May 5, 1999, Articles Supplementary filed with the Department on August 31, 1999, Articles Supplementary filed
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AMB Property Corporation
November 10, 2010

with the Department on March 23, 2000, Articles Supplementary filed with the Department on August 30, 2000, Articles Supplementary filed with the Department on September 1, 2000, Articles Supplementary filed with the Department on March 21, 2001, Articles Supplementary filed with the Department on September 24, 2001, Articles Supplementary filed with the Department on December 6, 2001, Articles Supplementary filed with the Department on April 17, 2002, Articles Supplementary filed with the Department on August 7, 2002, Articles Supplementary filed with the Department on June 20, 2003, Articles Supplementary filed with the Department on November 24, 2003, Articles Supplementary filed with the Department on December 8, 2003, Articles Supplementary filed with the Department on December 12, 2005, Articles Supplementary filed with the Department on February 17, 2006, Articles Supplementary filed with the Department on March 22, 2006, Articles Supplementary filed with the Department on August 24, 2006, Articles Supplementary filed with the Department on October 3, 2006, Articles Supplementary filed with the Department on February 22, 2007, Articles Supplementary filed with the Department on May 15, 2007 and Articles Supplementary filed with the Department on December 21, 2009;
     (ii) the Bylaws of the Company, as adopted as of November 24, 1997 and as amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999, the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001, the Third Amended and Restated Bylaws of the Company, on or as of May 15, 2003, the Fourth Amended and Restated Bylaws of the Company, on or as of August 16, 2004, the Fifth Amended and Restated Bylaws of the Company, on or as of February 16, 2007, and the Sixth Amended and Restated Bylaws of the Company, on or as of September 23, 2008 (the “Bylaws”);
     (iii) resolutions adopted, and actions taken, by the Board of Directors of the Company, or a committee thereof, on or as of November 24, 1997, December 10, 2009 and November 9, 2010 (collectively, the “Directors’ Resolutions”);
     (iv) the Twelfth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of August 25, 2006 (the “Partnership Agreement”);
     (v) the Registration Statement and the related prospectus and form of prospectus supplement, in substantially the form filed or to be filed with the Commission pursuant to the Act (the “Registration Statement”);
     (vi) the Indenture dated as of June 30, 1998 (the “Base Indenture”), by and among the Operating Partnership, the Company and State Street Bank and Trust Company of California, N.A. (the “Predecessor Trustee”), together with a fully executed counterpart of the First Supplemental Indenture dated as of June 30, 1998 (the “First Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Second Supplemental Indenture dated as of June 30, 1998 (the “Second Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Third Supplemental Indenture dated as of June 30, 1998 (the “Third Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Fourth Supplemental Indenture dated as of August 15, 2000 (the

AMB Property Corporation
November 10, 2010

“Fourth Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Fifth Supplemental Indenture dated as of May 7, 2002 (the “Fifth Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Sixth Supplemental Indenture dated as of July 11, 2005 (the “Sixth Supplemental Indenture”), by and among the Operating Partnership, the Company and U.S. Bank National Association, as successor-in-interest to the Predecessor Trustee (the “Trustee”), the Seventh Supplemental Indenture dated as of August 10, 2006 (the “Seventh Supplemental Indenture”), by and among the Operating Partnership, the Company and the Trustee, the Eighth Supplemental Indenture dated as of November 20, 2009 (the “Eighth Supplemental Indenture”), by and among the Operating Partnership, the Company and the Trustee, the Ninth Supplemental Indenture dated as of November 20, 2009 (the “Ninth Supplemental Indenture”), by and among the Operating Partnership, the Company and the Trustee, and the Tenth Supplemental Indenture dated as of August 9, 2010 (the “Tenth Supplemental Indenture”), by and among the Operating Partnership, the Company and the Trustee, and the form of Eleventh Supplemental Indenture expected to be dated on or about November 12, 2010 (the “Eleventh Supplemental Indenture”), by and among the Operating Partnership, the Company and the Trustee (the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture are hereinafter referred to collectively as the “Indenture”);
     (vii) the form of Guarantee, expected to be dated on or about November 12, 2010, to be made by the Company with respect to the Debt Securities (the “Guarantee”);
     (viii) the form of global note, expected to be dated on or about November 12, 2010, to be registered in the name of The Depository Trust Company or its nominee Cede & Co., representing the Debt Securities (the “Global Note”);
     (ix) a certificate of Tamra D. Browne, Senior Vice President, General Counsel and Secretary of the Company, and Timothy D. Arndt, Vice President, Finance and Strategy of the Company, dated as of November 10, 2010 (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption or approval of the Directors’ Resolutions, and the form, execution and delivery of the Partnership Agreement and the Indenture (other than the Eleventh Supplemental Indenture), and the form of the Eleventh Supplemental Indenture, the Guarantee and the Global Note;
     (x) a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and
     (xi) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

AMB Property Corporation
November 10, 2010

     In reaching the opinions set forth below, we have assumed the following:
     (a) each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;
     (b) each natural person executing any of the Documents is legally competent to do so;
     (c) all of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;
     (d) all certificates submitted to us, including, without limitation, the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;
     (e) the actions documented by the Directors’ Resolutions were taken at duly called meetings of directors at which a quorum of the incumbent members of the Board of Directors or a committee thereof, as the case may be, was present and acting throughout, by the affirmative vote of a majority of the entire Board of Directors, or a committee thereof, as the case may be, or by unanimous written consent by all incumbent members of the Board of Directors, or a committee thereof, as the case may be, all in accordance with the Charter and Bylaws and applicable law;
     (f) the Indenture will remain in full force and effect for so long as the Debt Securities are outstanding; and
     (g) prior to the issuance of the Debt Securities, each of the Eleventh Supplemental Indenture, the Guarantee and the Global Note will be duly executed and delivered to the Trustee (as defined in the Indenture) by one or more Authorized Officers (as defined in the Directors’ Resolutions) of the Company, acting in its individual capacity and in its capacity as general partner of the Operating Partnership, as the case may be, in accordance with the Indenture and the Directors’ Resolutions.

AMB Property Corporation
November 10, 2010

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.
     2. The execution, delivery and performance of the Indenture and the Guarantee have been duly authorized by all necessary corporate action on the part of the Company acting in its individual capacity and in its capacity as general partner of the Operating Partnership, as the case may be, and the issuance of the Debt Securities has been duly authorized by all necessary corporate action on the part of the Company acting in its capacity as general partner of the Operating Partnership.
     The foregoing opinion is limited to the corporation laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers, or with respect to the actions required for the Operating Partnership to authorize, execute or deliver, or perform its obligations under, the Indenture, the Global Note or any other document, instrument or agreement. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
     This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.
     We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Debt Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ Ballard Spahr LLP